Exhibit 99.1

Surface Oncology Reports Financial Results and Corporate Highlights for First Quarter 2018

Initiated a Phase 1 trial of SRF231, a fully human antibody targeting CD47

Completed upsized initial public offering and concurrent private placement raising a total of $119.5 million in gross proceeds

CAMBRIDGE, Mass. (May 29, 2018) – Surface Oncology (NASDAQ:SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today reported financial results and corporate highlights for the first quarter of 2018.

“2018 has already been an enormously productive year for Surface with the advancement of our lead program, SRF231, into clinical development and the completion of our IPO,” said Jeff Goater, chief executive officer of Surface Oncology. “In addition, we recently selected lead development candidates and initiated IND-enabling studies for our CD39 and IL-27 programs.  We look forward to additional pipeline progress later this year, including the advancement of SRF373, targeting CD73, into clinical trials.”

Program Highlights:

•

SRF231, a fully human monoclonal antibody targeting CD47:  In February 2018, Surface initiated a Phase I trial of SRF231. The multi-center, open-label Phase I trial will evaluate the safety and tolerability of SRF231 in multiple ascending doses with the goal of establishing a recommended dose for further study. Following the dose escalation phase, the Company intends to evaluate the safety and efficacy of SRF231 in a targeted set of solid and hematologic malignancies. Initial clinical results from this trial are expected in the first half of 2019. Surface holds worldwide rights to SRF231.

•

SRF373, a fully human monoclonal antibody targeting CD73:  An IND for SRF373 was sponsored and filed by Surface’s collaborator, Novartis, in February 2018. A Phase 1 trial is anticipated to begin later this year. SRF373 has been licensed on a worldwide basis by Novartis.

•

SRF617, a fully human monoclonal antibody targeting CD39:  Surface recently identified a development candidate and has initiated IND-enabling studies for SRF617. Surface holds worldwide rights to SRF617.

•

SRF388, a fully human monoclonal antibody targeting IL-27:  Surface recently identified a development candidate and has initiated IND-enabling studies for SRF388. Novartis has the right to purchase an option to SRF388.

Corporate Highlights:

•

Completed upsized initial public offering (IPO):  In April 2018, Surface completed its IPO of 7,200,000 shares of common stock at a public offering price of $15.00 per share and a concurrent private placement of 766,666 shares of common stock to Novartis at the public offering price. Total gross proceeds to Surface were $119.5 million, or $108.7 million after underwriting discounts and offering expenses.

•	Received $45.0 million milestone payment from Novartis: In February 2018, Surface received an additional milestone payment of $45.0 million from Novartis related to SRF373.
•

Expanded board of directors with the appointment of three industry and scientific leaders:  Elliott Sigal, M.D., Ph.D., former Chief Scientific Officer and President of R&D for Bristol-Myers Squibb; Geoff McDonough, M.D., Chief Executive Officer of Generation Bio; and Laurie Stelzer, Chief Financial Officer of Halozyme Therapeutics.

•

Expanded management team:  In April 2018, Bob Steininger joined Surface as Senior Vice President, CMC.  He brings over three decades of biologics manufacturing experience.  Previously, he was Director, Manufacturing Operations at Voyager Therapeutics, SVP of Manufacturing and Process Development at Acceleron Pharma and held multiple manufacturing roles of increasing responsibility at Millennium Pharmaceuticals (now Takeda) and Genetics Institute (now Pfizer).

Financial Results

As of March 31, 2018, cash, cash equivalents and marketable securities were $93.8 million, compared to $63.3 million on December 31, 2017. Total cash, cash equivalents and marketable securities at March 31, 2018 did not include total net proceeds of approximately $108.7 million from the Company’s IPO and concurrent private placement completed in April 2018.

Research and development (R&D) expenses were $11.1 million for the first quarter ended March 31, 2018, compared to $8.7 million for the same period in 2017. The increase was largely due to expenditures associated with Surface’s advancing product pipeline, including increased R&D personnel costs associated with the growth of the Company. R&D expenses included $0.8 million in stock-based compensation expenses for the first quarter of 2018.

General and administrative (G&A) expense were $3.4 million for the first quarter ended March 31, 2018, compared to $1.5 million for the same period in 2017. The increase was largely due to increased G&A personnel associated with the growth of the company and increased professional fees. G&A expenses included $0.5 million in stock-based compensation expenses for the first quarter of 2018.

For the first quarter ended March 31, 2018, net income was $31.2 million, or $1.59 per share attributable to common shares outstanding basic or $1.05 per share attributable to common shares outstanding diluted compared to a net loss of $8.6 million, or $3.60 per share, for the same period in 2017. The increase in net income was primarily driven by the receipt of a $45 million milestone payment under the Novartis collaboration during the first quarter of 2018.

Cautionary Note Regarding Forward-Looking Statements:

Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended.  Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions and the negative of those terms. These forward-looking statements are based on our management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.  These risks include, but are not limited to, risks and uncertainties related to: our limited operating history and historical losses, our liquidity to fund the development of SRF231 and our other product candidates through current and future milestones, our ability to raise additional funding to complete the development and any commercialization of our product candidates, our dependence on the success of our lead product candidates, SRF231 and SRF373, results from preclinical studies or early clinical trials may not be representative of larger clinical trials, results from the clinical trials and preclinical studies of third parties working in immuno-oncology and our dependence on third parties in connection with our manufacturing, clinical trials and pre-clinical studies. Additional risks and uncertainties that could affect our future results are included in the section titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Prospectus dated April 18, 2018, which is available on the SEC’s website at www.sec.gov and our website at www.surfaceoncology.com. Additional information on potential risks will be made available in other filings that we make from time to time with the SEC. In addition, any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

ABOUT SURFACE ONCOLOGY
Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment with lead programs targeting CD47, CD73, CD39 and IL-27. Surface’s novel cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. The company has a pipeline of seven novel immunotherapies and a strategic collaboration with Novartis focused on up to three next-generation cancer immunotherapies. For more information, please visit www.surfaceoncology.com.

Media Contact:

Paul Goldsmith, Ten Bridge Communications

Paul@Tenbridgecommunications.com

617-697-3479

Investor Contact:
Jessica Fees
jfees@surfaceoncology.com
617-714-4096

Selected Financial Information

(amounts in thousands)

(Unaudited)

	Three Months Ended March 31,
Statement of Operations Items	2018	2017
Collaboration revenue – related party	$45,495	$1,672
Operating expenses:
Research and development	11,090	8,680
General and administrative	3,362	1,546
Total operating expenses	14,452	10,226
Operating income (loss)	31,043	(8,554)
Total other income	169	142
Provision for income taxes	-	(214)
Net income (loss)	$31,212	$(8,626)

	March 31,	December 31,
Selected Balance Sheet Items:	2018	2017
Cash, cash equivalents and marketable securities	$93,822	$63,309
Total assets	112,016	81,454
Accounts payable and accrued expenses	11,564	13,058
Deferred revenue – related party	67,874	82,105
Total stockholders’ deficit	(20,979)	(67,314)